EXHIBIT 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                             ELEMENT 21 GOLF COMPANY

                          COMMON STOCK PURCHASE WARRANT

Element 21 Golf Company, a Delaware corporation (the "Company"), hereby certifies that, for value received, _______________, or any transferee or assignee of this Warrant (the "Warrantholder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. Eastern time, on the Expiration Date (as hereinafter defined), that number of fully paid and nonassessable shares of common stock, $.01 par value per share, of the Company (the "Warrant Shares") as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share as shall be equal to the Purchase Price (as hereinafter defined) in effect at the time of the exercise of this Warrant. The Warrant Number and the Purchase Price are subject to adjustment as provided in this Warrant.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall include Element 21 Golf Company and any corporation that shall succeed to or assume the obligations of Element 21 Golf Company hereunder.

(b)      The term "Expiration Date" mean January 31, 2009.

(c) The term "Purchase Price" shall mean $0.22 in the event the Warrant is exercised on or prior to July 31, 2007 and $0.28, in the event the Warrant is exercised on or after August 1, 2007. In each case, the Purchase Price is subject to adjustment pursuant to Section 6 below.

(d) The term "Warrant Number" shall mean 3,750,000, subject to adjustment pursuant to Section 6 below.

(e) The term "Warrant Shares" includes the Company's common stock, $.01 par value per share and any other securities or property of the Company or of any other person (corporate or otherwise) which the Warrantholder at any time shall be entitled to receive on the exercise hereof in lieu of or in addition to such Common Stock, or which at any time shall be issuable in exchange for or in replacement of such Common Stock.

1. Expiration. This Warrant may be exercised at any time or from time to time until 5:00 p.m., Eastern time, on the Expiration Date.

2.       Exercise of Warrant.
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         (a)      This Warrant may be exercised in whole or in part by
presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto (the "Purchase Form") duly executed and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Warrantholder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder.

(b) For any partial exercise or redemption pursuant to Section 2(a) hereof, the Warrantholder shall designate in the Purchase Form the number of shares of Common Stock that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Warrantholder a new warrant of like tenor, in the name of the Warrantholder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

3. Effectiveness of Exercise. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2.

4. Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part pursuant to Section 2, as the case may be, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes but excluding the payment of taxes to which the Warrantholder is subject as a result of the conduct of its business activity) will cause to be issued in the name of and delivered to the Warrantholder, or as such Warrantholder may direct, a certificate or certificates for the number of fully paid and nonassessable full Warrant Shares to which such holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then fair market value of one full share as determined in good faith by the Board of Directors of the Company.

5.       Adjustment for Reorganization, Consolidation, Merger, etc.
         ---------------------------------------------------------

(a)      General. In case at any time or from time to time, the Company shall
(a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company (each of the foregoing, a "Business Combination"), and such Business Combination shall be effected in such a way that holders of shares of the Company's Common Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant ) shall be entitled to receive stock, securities or assets, with respect to or in exchange for such shares, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the consummation of such Business Combination or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 6.

(b) Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered to the Warrantholder the stock and other securities and property (including cash, where applicable) receivable by the Warrantholder after the effective date of such dissolution pursuant to this Section 5 provided, however,

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that the Warrantholder may request that such securities or property be delivered to a trustee for the holder or holders of the Warrants and the Company shall bear reasonable expenses for such delivery.

(c) Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 5, this Warrant, to the extent not yet exercised in full, shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

6. Adjustment of Purchase Price and Number of Shares. The number of the Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) and the purchase price therefor, are subject to adjustment upon the occurrence of the following events:

(a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The exercise price of this Warrant and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or other stock or securities if the Warrantholder is then entitled to receive such stock or securities upon exercise of this Warrant). For example, if there should be a 2-for-1 stock split of the Common Stock, the exercise price would be divided by two and such number of shares would be doubled.

(b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution after the date hereof with respect to the Warrant Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company (other than shares of Stock) or (ii) assets (excluding cash dividends paid or payable solely out of current or retained earnings), then, in each case, the holder of this Warrant on exercise hereof at any time after the consummation or record date of such event (provided the event is later consummated), shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c)      Anti-Dilution Protection.
         ------------------------

                  (i) General. If the Company shall at any time or from time to time, issue, sell or otherwise dispose of any additional shares of Common Stock (including shares owned or held by or for the account of the Company), however designated (other than shares of Common Stock excepted from the provisions of this Section 6(c) by subsection (iv) or otherwise covered by Sections 6(a) and (b)) without consideration or for a net consideration per share less than the Purchase Price in effect immediately prior to such issuance, then, and in each such case: (a) the Purchase Price shall be lowered to the price (but in no event below $.01 per share) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the sum of the total number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued and sold; and (b) the holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive the Warrant Number determined by multiplying the Warrant Number which would be issuable on such exercise immediately prior to such issuance by the fraction of which (i) the

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numerator is the Purchase Price in effect immediately prior to such issuance and
(ii) the denominator is the Purchase Price in effect on the date of such exercise.

                  (ii) Definitions, etc. For purposes of this Section 6: The issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for such shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Company for such Common Stock (as hereinafter determined) shall be less than the Purchase Price at the time of such issuance and, except as hereinafter provided, an adjustment in the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon each such issuance in the manner provided in subsection (i). Any obligation, agreement or undertaking to issue warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. Except as otherwise provided herein, no adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under subsection (i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant with respect to this subsection (ii) which relates to warrants, options or other subscription or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when the respective warrant, option or other subscription or purchase rights expire or are cancelled without being exercised, so that the Purchase Price effective immediately upon such cancellation or expiration shall be equal to the Purchase Price in effect at the time of the issuance of the expired or cancelled warrants, options or other subscriptions or purchase rights, with such additional adjustments as would have been made to that Purchase Price had the expired or cancelled warrants, options or other subscriptions or purchase rights not been issued. For purposes of this subsection (ii), the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

                  (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                  (B) If the "Net Consideration Per Share" which may be received by the Company shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities provided for such changed "Net Consideration Per Share" at the time initially granted, issued or sold, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby reduced. If the "Net Consideration Per Share" shall be reduced at any time under or by reason of provisions designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise or conversion of any such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, the Purchase Price then in effect hereunder shall forthwith be adjusted to such amount as would have obtained had such warrant, option, subscription, or other purchase right or convertible or exchangeable security never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby reduced.

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For purposes of this Section 6(c), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 6(c), consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

This subsection (ii) shall not apply under any of the circumstances described in Sections 6(a) or 6(b).

                  (iii) Dilution in Case of Other Securities. In case any securities other than shares of stock of the Company shall be issued or sold, or shall become subject to issue upon the conversion or exchange of any shares of stock of the Company (or any other person referred to in Section 5) or subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this Section (c) with respect to the Purchase Price and the number of shares of Common stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of other securities from time to time receivable on the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                  (iv) Certain Issues of Common Stock. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price in the case of:

                           a. the issuance of any shares of Common Stock as a stock dividend to holders of shares of the Company's capital stock or upon any subdivision or combination of shares of the Company's capital stock;

                           b. the issuance of any shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock or any other shares of convertible preferred stock outstanding as of the date hereof;

                           c. the issuance of up to 20,000,000 shares of Common Stock or options with respect thereto (subject in either case to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement), issued or issuable to employees, directors or officers of, or consultants to, the Company or any subsidiary of the Company pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company (it being understood that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Company shall not be counted towards the maximum number set forth in this clause c. unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);

                           d. the issuance of shares of Common Stock upon the exercise of any warrant to purchase shares of Common Stock outstanding as of the date hereof or any warrant issued to a purchaser of shares of the Company's Series B Preferred Stock in connection with the Company's Series B Preferred Stock equity financing;

                           e. the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any subsidiary of the Company of

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                  all or substantially all of the stock or assets of any other entity;

                           f. the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; or

                           g. the issuance of shares of Common Stock, or the grant of options or warrants therefor, in connection with
                  (i) any present or future borrowing, line of credit, leasing or similar financing arrangement approved by the Board of Directors of the Company, or (ii) sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

(d) Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the President of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefore on such exercise,
(b) will at all times reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant by the Warrantholder, and (c) shall take all such action as may be necessary or appropriate in order that all Warrant Shares as may be issued pursuant to the exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof.

8.       Notices of Record Date, etc. In the event of
         ----------------------------

(a) any taking by the Company of a record of the holders of Common Stock (or shares of stock or other securities at the time issuable upon exercise of this Warrant) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any reclassification or recapitalization of the Common Stock (or shares of stock or other securities at the time issuable upon exercise of this Warrant), or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail to the holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) shall be entitled to exchange their shares for securities or other

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property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

9. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Investment Intent. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the issuance of the securities to be issued upon exercise of this Warrant, the holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise hereof are for the own account of the holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any person thereof).

11. Transfer. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Warrantholder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Warrantholder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Warrantholder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to such Warrantholder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

12. No Rights or Liability as a Stockholder. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

13. Damages. The Company recognizes and agrees that the Warrantholder will not have an adequate remedy if the Company fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of this Warrant or any other person entitled to the benefits of this Warrant requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach on the terms hereof.

14. Notices. All notices referred to in this Warrant shall be in writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and
(ii) to the Warrantholder, at such Warrantholder's address as it appears in the records of the Company (unless otherwise indicated in accordance with the provisions of this Section 15 by such holder).

15. Payment of Taxes. All Warrant Shares issued upon the exercise of this Warrant in accordance with its terms shall be validly issued, fully paid and nonassessable, and the Company shall pay taxes and other governmental charges that may be imposed in respect to the issue or delivery thereof, excluding taxes to which the Warrantholder and/or any other person receiving the Warrant Shares is subject as a result of the conduct of its business activity.

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

16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Warrantholder and the Company. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

Dated as of November 30, 2006

                                       ELEMENT 21 GOLF COMPANY


Date:                                  By: _____________________________________
                                           Name:
                                           Title



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                                  PURCHASE FORM
                                  -------------

                                 Dated:     , 20

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of $_______ in payment of the actual exercise price thereof.

                              ____________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name  _____________________________________________
(Please typewrite or print in block letters)


Signature

___________________________________________________


Social Security or Employer Identification No.

___________________________________________________


                                 ASSIGNMENT FORM
                                 ---------------

FOR VALUE RECEIVED, hereby sells, assigns and transfer unto

Name ______________________________________________
(Please typewrite or print in block letters)


Address
___________________________________________________


Social Security or Employer Identification No.

___________________________________________________

The right to purchase Common Stock represented by this Warrant to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution.

Dated:      , 20

Signature

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